Exhibit 99.1

MacroGenics Provides Update on Corporate Progress and 2013 Financial Results

— Six immuno-oncology clinical programs projected by end of 2015 —

— Cash runway extends into 2017 —

ROCKVILLE, Md., March 20, 2014 – MacroGenics, Inc. (NASDAQ: MGNX), a clinical-stage biopharmaceutical company focused on discovering and developing innovative monoclonal antibody-based therapeutics for the treatment of cancer and autoimmune diseases, today provided a corporate progress update and reported financial results for the year ended December 31, 2013.

“2013 was a transformative year for MacroGenics, with significant clinical, operational and financial accomplishments to advance our mission of harnessing the power of the immune system to fight cancer and autoimmune diseases,” said Scott Koenig, M.D., Ph.D., President and CEO of MacroGenics. “With the completion of our initial public offering, the receipt of substantial milestone payments under our corporate partnerships and our recent follow-on financing, we are in a strong financial position to advance our proprietary pipeline of product candidates.”

“Looking forward, in 2014, we will continue to invest in our pipeline through the significant expansion of our clinical development programs. We plan to initiate a Phase 3 study of margetuximab in patients with gastroesophageal cancer in the second half of the year and are advancing a Phase 2a study of margetuximab in patients with metastatic breast cancer. By the end of 2014, we expect to complete the first three dose expansion cohorts of a Phase 1 clinical trial of MGA271. In addition, 2014 should be an important year for our Dual-Affinity Re-Targeting (DART®), or bi-specific, antibody platform as we intend to begin the clinical evaluation of two DART candidates, including MGD006 for acute myeloid leukemia and MGD007 for colorectal cancer,” concluded Dr. Koenig.

Development Pipeline Update

Margetuximab is an Fc-optimized monoclonal antibody that targets HER2-expressing tumors, including breast, gastroesophageal and other cancers. Highlights include:

•	Phase 3 Initiation Expected in the Second Half of 2014: MacroGenics has selected a contract research organization and is preparing to initiate a Phase 3 study of margetuximab in advanced gastroesophageal cancer.

•	Enrolling Phase 2a Metastatic Breast Cancer Study: MacroGenics continues to enroll patients in a Phase 2a clinical study in metastatic breast cancer.

MGA271 is an Fc-optimized monoclonal antibody that targets B7-H3, which is over-expressed on a wide variety of solid tumor types and is a member of the B7 family of molecules involved in immune regulation. Recent highlights include:

•	Continued Phase 1 Enrollment: MacroGenics completed the dose escalation portion of a Phase 1 clinical trial and expects to complete the first three dose expansion cohorts by the end of 2014. The Company plans to initiate additional expansion cohorts using MGA271 as monotherapy in other tumor types in 2014, as well as combining MGA271 with other therapies for certain tumor types.

•	Additional Study Initiated by Servier: Servier recently initiated a study in Europe in which it intends to evaluate MGA271 in up to 75 patients representing additional types of cancers.

MGD006 is a humanized DART-based molecule that recognizes both CD123 and CD3. CD123, the Interleukin-3 receptor alpha chain, is expressed on leukemia and leukemic stem cells. The primary mechanism of action of MGD006 is its ability to redirect T cells, via their CD3 component, to kill CD123-expressing cells. Recent highlights include:

•	First DART Poised to Enter Clinic: MGD006 is expected to enter the clinic in the second quarter of 2014 in patients with acute myeloid leukemia (AML).

•	Servier Exercised Exclusive Option to Develop and Commercialize MGD006 in its Territories: During the first quarter of 2014, MacroGenics received a total of $20 million from Servier, which included exercise of their program option and an IND milestone payment. MacroGenics retains the right to develop and commercialize MGD006 in North America, Japan, Korea and India.

•	Pre-Clinical Data Presented at ASH: Pre-clinical MGD006 data demonstrating activity in the clearance of AML blasts in vitro and in vivo was presented at the 55th American Society of Hematology (ASH) Annual Meeting in New Orleans.

Proprietary Pre-Clinical Pipeline Update

MacroGenics continues to advance its immuno-oncology portfolio of other proprietary, pre-clinical product candidates and expects to have a total of six clinical programs by the end of 2015. These include MGD007, an oncology DART that recognizes both gpA33 and CD3 and for which the Company intends to initiate clinical testing in the second half of 2014. MacroGenics also intends to initiate clinical testing of two additional oncology DART-based product candidates in 2015. The Company’s autoimmune portfolio, which includes MGD010, a DART that targets both CD32B and CD79B, is also progressing in pre-clinical development.

Recent Corporate Developments

•	Completed Follow-on Offering of Common Stock: In February 2014, MacroGenics completed a public offering of common stock and secondary shares, raising net proceeds to the Company of $76.7 million, net of underwriting discounts and commissions and estimated offering expenses. This included $15.4 million of additional net proceeds following the full exercise of the over-allotment option by the underwriters.

•	Strengthened Board of Directors: The Company added Matt Fust as a Director to its Board, and Chairman of its Audit Committee, in March 2014. Mr. Fust was the former Executive Vice President and Chief Financial Officer of Onyx Pharmaceuticals, Inc., an oncology-focused biopharmaceutical company that was purchased by Amgen in October 2013. Prior to joining Onyx Pharmaceuticals, Mr. Fust served as Chief Financial Officer of Jazz Pharmaceuticals, Inc.

2013 Financial Results and Financial Guidance

•	Cash Position: Cash and cash equivalents as of December 31, 2013 were $116.5 million, compared to $47.7 million as of December 31, 2012. In February 2014, MacroGenics completed a follow-on offering, issuing 2,250,000 shares of its common stock for net proceeds to the Company of $76.7 million, net of underwriting discounts and commissions and other estimated offering expenses and including the underwriters’ exercise of their over-allotment option in full.

•	Revenue: Total revenues, consisting primarily of revenue from collaborative research, were $58.0 million for the year ended December 31, 2013, compared to $63.8 million for the year ended December 31, 2012. Collaborative research revenue includes the recognition of deferred revenue from payments received in previous periods as well as payments received during the year.

•	R&D Expenses: Research and development expenses were $46.6 million for the year ended December 31, 2013, compared to $45.4 million for the year ended December 31, 2012.

•	G&A Expenses: General and administrative expenses were $11.1 million for the year ended December 31, 2013, compared to $10.2 million for the year ended December 31, 2012.

•	Net Loss: Net loss was $0.3 million for the year ended December 31, 2013, compared to net income of $8.4 million for the year ended December 31, 2012.

•	Shares Outstanding: Shares outstanding as of December 31, 2013 were 25.2 million. Including the shares issued in the February 2014 follow-on offering, the Company had 27.5 million shares outstanding as of February 28, 2014.

•	Financial Guidance: MacroGenics expects that its current cash and cash equivalents, combined with anticipated non-equity funding under its various strategic collaborations, should fund the Company’s operations into 2017.

Conference Call Information

MacroGenics will host a conference call today at 4:30 pm (EST) to discuss the year and provide a corporate update. To participate in the conference call, please dial (877) 303-6253 (domestic) or (973) 409-9610 (international) five minutes prior to the start of the call and provide the Conference ID: 8248481.

The recorded, listen-only webcast of the conference call can be accessed under “Events & Presentations” in the Investor Relations section of the Company’s website at http://ir.macrogenics.com/events.cfm. A replay of the webcast will be available shortly after the conclusion of the call and archived on the Company’s website for 30 days following the call.

MACROGENICS, INC.

CONSOLIDATED BALANCE SHEET DATA

(Amounts in thousands)

	As of December 31,
	2013	2012
Cash and cash equivalents	$116,481	$47,743
Total assets	125,782	53,747
Deferred revenue	27,403	44,080
Convertible preferred stock	—	2,947
Total stockholders’ equity (deficit)	78,914	(8,237)

MACROGENICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Amounts in thousands, except share and per share data)

	Year Ended December 31,
	2013	2012	2011
Revenues:
Revenue from collaborative research	$56,753	$59,646	$47,054
Grant revenue	1,282	4,180	10,153

Total revenues	58,035	63,826	57,207

Costs and expenses:
Research and development	46,582	45,433	41,089
General and administrative	11,087	10,188	10,869

Total costs and expenses	57,669	55,621	51,958

Income (loss) from operations	366	8,205	5,250

Other income (expense)	(627)	156	1,467

Net comprehensive income (loss)	$(261)	$8,362	$6,717

Basic net income (loss) per common share	($0.04)	$0.00	$0.00
Diluted net income (loss) per common share	($0.04)	$0.00	$0.00
Basic weighted average number of common shares	6,847,697	1,083,276	1,025,602
Diluted weighted average number of common shares	6,847,697	1,083,276	1,025,602

About MacroGenics, Inc.

MacroGenics is a clinical-stage biopharmaceutical company focused on discovering and developing innovative monoclonal antibody-based therapeutics for the treatment of cancer and autoimmune diseases. The Company generates its pipeline of product candidates from its proprietary suite of next-generation antibody technology platforms, which it believes improve the performance of monoclonal antibodies and antibody-derived molecules. The Company creates both differentiated molecules that are directed to novel cancer targets, as well as “bio-betters,” which are drugs designed to improve upon marketed medicines. The combination of MacroGenics’ technology platforms and antibody engineering expertise has allowed the Company to generate promising product candidates and enter into several strategic collaborations with global pharmaceutical and biotechnology companies. www.macrogenics.com

Cautionary Note on Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for the Company, including statements about the Company’s strategy, future operations, clinical development of the Company’s therapeutic candidates, milestone or opt-in payments from the Company’s collaborators, the Company’s anticipated milestones and future expectations and plans and prospects for the Company and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties inherent in the initiation and enrollment of future clinical trials, expectations of expanding ongoing clinical trials, availability and timing of data from ongoing clinical trials, expectations for regulatory approvals, other matters that could affect the availability or commercial potential of the Company’s product candidates and other risk factors described in the Company’s filings with the Securities and Exchange Commission, including those discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 20, 2014. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

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Contacts:

Jim Karrels, Vice President, CFO

MacroGenics, Inc.

1-301-251-5172, info@macrogenics.com

Karen Sharma, Vice President

MacDougall Biomedical Communications

1-781-235-3060, ksharma@macbiocom.com